POWER OF ATTORNEY

      The undersigned hereby authorizes and designates Kristen C. Wright, maria
M. Leggett, and Kevin A. Williams, and each of them, as her true and lawful agent and attorney-in-fact to sign on her behalf any and all statements on:

* Form 3, Form 4 and Form 5 under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, and

* Form 144 under the Securities Act of 1933, as amended, and the rules promulgated thereunder (including but not limited to, Rule 144)

with respect to shares of Common Stock or other equity securities of AutoZone, Inc. held by the undersigned or with respect to transactions in such shares or other equity securities by the undersigned, and to file on her behalf, any and all such reports with the Securities and Exchange Commission, the New York Stock
  Exchange and AutoZone, Inc. and hereby ratifies any such action by such agent or attorney-in-fact. This power of attorney shall become effective as of the date indicated below and shall remain effective for so long as the undersigned shall be an officer or director of AutoZone, Inc. unless sooner revoked by the undersigned in writing.

                                     /s/ Jill A. Soltau

                                     Jill A. Soltau

Date: 5-9-18.